UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event): July 1, 2013

POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

210 Park Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On July 1, 2013, a dividend payment date for the Cumulative Redeemable Series A Preferred Stock of PostRock Energy Corporation, PostRock issued to White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, the “Investor”) a number of warrants exercisable for a total of 1,585,684 shares of PostRock common stock at an exercise price of $1.53 per share, and an additional 15,856.84 shares of Series B Voting Preferred Stock of PostRock, in lieu of a cash dividend pursuant to the terms of the Securities Purchase Agreement, dated September 2, 2010, between PostRock and the Investor.

On July 1, 2013, PostRock issued to the Investor additional warrants exercisable for a total of 99,888 shares of PostRock common stock at an exercise price of $1.95 per share, in lieu of a cash dividend pursuant to the terms of the Securities Purchase Agreement, dated August 1, 2012, between PostRock and the Investor.

On July 1, 2013, PostRock issued to the Investor additional warrants exercisable for a total of 141,963 shares of PostRock common stock at an exercise price of $1.42 per share, in lieu of a cash dividend pursuant to the terms of the Securities Purchase Agreement, dated December 20, 2012, between PostRock and the Investor.

All warrants and shares of Series B preferred stock were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

By:	/s/ David J. Klvac
David J. Klvac
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: July 8, 2013